Exhibit 99.1
FOR IMMEDIATE RELEASE:
iSun Inc. Announces Preliminary Third Quarter 2021 Results

WILLISTON, Vt.--(BUSINESS WIRE)—iSun, Inc. (NASDAQ: ISUN) (the “Company”, or “iSun”), a leading solar energy and clean mobility infrastructure company with 50-years of construction experience in solar, electrical and data services, today released certain preliminary operating results for the third quarter ending September 30, 2021.

Highlights:
•	Year to date revenues estimated at approximately $17.8 million to $18.8 million
•	Third quarter revenues estimated at approximately $6.7 million to $7.2 million
•	Commercial and Industrial project backlog estimated at $80.7 million as of September 30, 2021

Third quarter revenues are estimated to be between $6.2 million and $7.2 million, gross margin between 18% and 20% and net loss between approximately $1.2 million to $1.5 million. Margins are anticipated to return to more normal pre-COVID pandemic levels as the Company works through its backlog.

Based on preliminary unaudited results for the third quarter of 2021, iSun’s year to date revenues are estimated to be between $17.8 million and $18.8 million, gross margins between 4% and 6% and net loss between $6.7 million and $7.2 million.

The Company’s cash balance as of September 30, 2021 was approximately $27.5 million and its backlog was $80.7 million, which is composed of solar, electric and data projects generated by its Commercial and Industrial EPC division.

“We are encouraged by these preliminary results,” commented Jeffrey Peck, iSun’s Chief Executive Officer. “We continue to see strong revenue growth within our Commercial and Industrial Divisions as well as a return to pre-COVID margin targets. We anticipate continued revenue growth in our Commercial and Industrial Divisions as evidenced by our approximately $80.7 million project backlog. Our backlog does not include the recently announced $30 million commitment secured for Development Services by our Utility Division or the project backlog secured by our Residential Division with the recently announced acquisition of SolarCommunities, Inc. We will update the backlog to include these new revenue streams with the release of our full third quarterly results. The continued growth of our existing Commercial and Industrial Divisions combined with the immediate execution within our Residential and Utility Divisions leave us very optimistic about iSun’s continued growth prospects.”

About iSun Inc.

Since 1972, iSun has accelerated the adoption of proven, life-improving innovations in electrification technology. iSun has been the trusted electrical contractor to Fortune 500 companies for decades and has installed clean rooms, fiber optic cables, flight simulators, and over 400 megawatts of solar systems.  The Company has provided solar EPC services across residential, commercial & industrial, and utility scale projects and provides solar electric vehicle charging solutions for both grid-tied and battery backed solar EV charging systems. iSun believes that the transition to clean, renewable solar energy is the most important investment to make today and is focused on profitable growth opportunities. Please visit www.isunenergy.com for additional information.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of

1995, as amended. Words or phrases such as “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, effective tax rate, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

IR Contact:
Tyler Barnes
IR@isunenergy.com
802-289-8141